Exhibit 99.1 Press Release

STERLING OIL & GAS COMPANY ANNOUNCES OTCBB LISTING

Upton, Wyoming, February 9, 2009 – Sterling Oil & Gas Company (OTCBB: SGOG) today announced that its common stock has been cleared by FINRA for quotation on the OTC Bulletin Board and Pink Sheets. Sterling Oil & Gas Company will be trading under the symbol, SGOG. Brokers entering priced quotations for the Company’s common stock are subject to filings required by the rules and regulations of the Securities and Exchange Commission before the priced entry appears in a quotation medium stating the basis and factors for the pricing quotation.

About Sterling Oil & Gas Company

Sterling Oil & Gas Company is an exploration stage oil and gas company with non-operating leaseholds in Montana and Wyoming and files periodic reports with the Securities and Exchange Commission. Periodic reports are available for review at www.sec.gov.

For more information contact:
Investor Relations

1-866-912- 2283

Forward-Looking Statements
Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.